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                                                                  EXHIBIT 10.132

                           FINANCIAL PUBLIC RELATIONS
                              CONSULTING AGREEMENT

THIS FINANCIAL PUBLIC RELATIONS CONSULTING AGREEMENT, made as of January 20th, 2001, by and between: BIOMUNE SYSTEMS, INC. (OTC:BB BIME), located at 6502 South Archer Road, Bedford Park, IL 60501-1957, (hereinafter referred to as the "COMPANY") and MEDIA RELATIONS STRATEGY, INC., located at 21157 Ormond Court, Boca Raton, Florida 33433, (hereinafter referred to as "CONSULTANT").

WITNESSETH THAT:
WHEREAS, Donlar Corporation ("Donlar"), the COMPANY's parent, and CONSULTANT entered into a Financial Public Relations Consulting Agreement, as amended, made the 14th day of December, 2000 (the "Original Consulting Agreement"); and

     WHEREAS, in connection herewith, Donlar, and CONSULTANT are cancelling the Original Consulting Agreement ab initio; and

     WHEREAS, the COMPANY desires to employ CONSULTANT to conduct a project as an independent contractor, and CONSULTANT is agreeable to such employment, and the parties desire to reduce their agreement to a written contract defining their relationship and evidencing the terms of their agreement.

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its non-exclusive financial public relations counsel to conduct the project described herein and hereby retains and employs CONSULTANT, on the terms and conditions of this Agreement. CONSULTANT accepts such appointment and agrees to conduct the project described herein upon the terms and conditions of this Agreement.

TERMS. The term of this Agreement shall begin on January 20th, 2001 and shall terminate on January 20th, 2002 (the "Project Term").

PROJECT.

          (A) CONSULTANT will conduct a project (the "Project") wherein CONSULTANT shall act (i) as liaison between the COMPANY and the its shareholders; (ii) as advisor to the COMPANY with respect to existing and potential market makers, broker-dealers, underwriters, and investors as well as liaison between the COMPANY and such persons; and (iii) as advisor to the COMPANY with respect to communications and information (e.g., interviews, press releases, shareholder reports, etc.). CONSULTANT shall be responsible for the planning, designing, developing, organizing, writing and distributing such communications and information.

          (B) As part of the Project, CONSULTANT shall (i) assist in establishing and advising the COMPANY, with respect to: shareholders' meetings; interviews of COMPANY

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officers by the financial media; and interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community and (ii) make the COMPANY, its management, its products, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the financial media and the public generally.

          (C) CONSULTANT, in providing services pursuant to the Project, shall be responsible for all costs of providing the services except as otherwise provided in paragraph 7 hereof.

LIMITATION ON PROJECT. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, CONSULTANT agrees:

          (A) CONSULTANT shall NOT release any financial or other information or data about the COMPANY without the written consent and approval of the COMPANY.

          (B) CONSULTANT shall NOT conduct any meetings with financial analysts without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting and the COMPANY may elect to have a representative of the COMPANY attend such meeting.

          (C) CONSULTANT shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity, or group if CONSULTANT is aware that such information or data has not been generally released or promulgated to the public.

          (D) After notice by the COMPANY of filing of a registration statement with the United States Securities and Exchange Commission for a proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the underwriter(s), if any.

DUTIES OF COMPANY.

          (A) The COMPANY shall supply CONSULTANT, on a regular and timely basis, with all data and information about the COMPANY, its management, its products, and its operations that is necessary for CONSULTANT to conduct the Project and the COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.

          (B) The COMPANY shall promptly supply CONSULTANT with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANTS assistance; with all data and information supplied to any analyst, broker-


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dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.

          (C) THE COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event which triggers any restrictions on publicity.

          (E) THE COMPANY shall contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated to the public.

REPRESENTATION AND INDEMNIFICATION.

          (A) THE COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, information and data ("Material Information") which it supplied to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such Material Information and otherwise performing its public relations functions in the absence of notice in writing from COMPANY that CONSULTANT should no longer rely on such continuing representation.

          (B) THE COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, demands, suits, loss and damages arising out of CONSULTANTS reliance in good faith upon the accuracy and continuing accuracy of Material Information.

COMPENSATION. For all CONSULTANT's services in connection with the Project described in paragraph 3 hereof, and as a nonrefundable retainer fee, the COMPANY paid CONSULTANT $50,000, the CONSULTANT's prior receipt of which is hereby acknowledged by CONSULTANT. Expenses for copywriting, labor, printing, stationary, postage, delivery service (e.g., Federal Express), telephone charges, staff writers, art and graphic personnel, etc. are included within the fee set forth herein and shall be the sole financial responsibility of CONSULTANT. For all other out-of-pocket expenses and/or fees for special services exceeding $1,000.00 and not within the scope of this Agreement, the COMPANY shall pay CONSULTANT such fees and expenses only if agreed to by the COMPANY in writing prior to the performance of the special services or the incurrence of the expenses or fees.

ADDITIONAL COMPENSATION. As additional consideration for CONSULTANT's performance of the Project, the COMPANY will promptly issue to CONSULTANT 500,000 shares of the COMPANY'S (OTC:BB symbol "BIME" or new name) fully-paid, non-assessable Common Stock (the "Initial Shares"). In addition, the COMPANY will promptly issue to CONSULTANT 750,000 shares of the COMPANY's (OTC:BB symbol "BIME" or new name) fully-paid, non-assessable Common Stock which the COMPANY will deposit in an escrow account (the "Consultant's Shares"). If and when CONSULTANT completes the Project, the Escrowed Shares shall be released to CONSULTANT. If the Project is not completed before the end of the Project Term, or if this Agreement is terminated prior to the completion of the Project, the Escrowed Shares shall be released to the COMPANY. The COMPANY shall determine in its discretion if and when the Project is completed. The certificates representing the Consultant's Shares shall contain such legends as are usual, customary and/or required by law.


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REGISTRATION. The COMPANY will file a registration statement with the United
States Securities and Exchange Commission to register the Consultant's Shares. The registration statement, once effective, will be kept by the COMPANY "evergreen" during the Project Term and for a period of sixty days thereafter.

RELATIONSHIP OF PARTIES. CONSULTANT is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business of the other.

TERMINATION. This Agreement may not be terminated by either party prior to the expiration of the Initial Term except as follows:

          (A) Upon failure of the other party to cure a default under, or a breach of this Agreement within thirty (30) days after written notice is given as to such;

          (B) Upon the bankruptcy, assignment for the benefit of creditors or liquidation of the other party, whether voluntary or involuntary;

          (C)  Upon the other party taking the benefit of any insolvency law;

          (D) Upon the other party having or applying for a receiver appointed for all or a substantial part of such party's assets or business; or

          (E)  Upon 60 days written notice to the other party.


12. ATTORNEY FEES AND VENUE. Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses and court costs through trial and appeal. Any action brought by any party hereto which is based, directly or indirectly, or on this Agreement or any matter in or related to this Agreement, shall be brought only in a state or federal court situate in Palm Beach County, Florida.

13. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties, except that neither party may assign or transfer any of its rights or delegate any of its duties hereunder without the prior written consent of the other party.

15. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, and served by certified mail, return receipt requested, to a party's address set forth


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above, or at such other address as such party may hereafter specify by written notice to the other party.

16. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties, supercedes any prior written and/or oral agreements and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.


17. COUNTERPARTS; EXECUTION BY FACSIMILE. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement may be executed by one or more of the parties hereto via facsimile and any such facsimile signatures to this Agreement shall, for all purposes hereof, constitute an original, valid and proper signature.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement either in person, by fax and/or electronic acknowledgement.


MEDIA RELATIONS STRATEGY, INC.


By:
   -----------------------------------
Martin L. Goldberg, President


BIOMUNE SYSTEMS, INC.


By:
   -----------------------------------
Larry P. Koskan, President